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                                                                    EXHIBIT 10.4

[MF1]                   BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                           RESTRICTED STOCK AGREEMENT

      This RESTRICTED STOCK AGREEMENT (the "Agreement") is by and between Bright Horizons Family Solutions, Inc., a Delaware corporation (the "Company"), and ______________ ("Grantee") pursuant to the Company's Amended and Restated 1998 Stock Incentive Plan. Capitalized terms not otherwise defined herein shall have the meaning ascribed to such terms in the Company's Plan.

      WHEREAS, the Company has adopted the Plan, which permits the issuance of restricted shares of the Company's common stock, par value $0.01 per share (the "Common Stock"); and

      WHEREAS, pursuant to the Plan, the Board has granted an award of restricted stock to the Grantee as provided herein;

      Section 1. Restricted Stock Award. The Grantee is hereby granted the right to receive _______ shares (the "Restricted Stock") of the Company's Common Stock, subject to the terms and conditions of this Agreement and the Plan, for a price of $_____ per share.

      Section 2. Vesting of the Award. Grantee shall not acquire any vested interest in the Restricted Stock and may not sell, transfer, pledge, assign or otherwise encumber the Restricted Stock prior to _________ ("Vested Date(s)"). On the Vested Date(s), the Restricted Stock shall vest in the percentages set forth below:

                            PERCENTAGE OF RESTRICTED
VESTED DATE                      STOCK VESTING
------------------          -------------------------
                                       __%

                                       __%

                                       __%

                                       __%

                                       __%

      Section 3. Distribution of Restricted Stock. The Restricted Stock will be distributed to the Grantee as soon as practicable after the Vested Date.

      Section 4. Voting Rights and Dividends. Prior to the distribution of the Restricted Stock, certificates representing shares of Restricted Stock will be held by the Company (the "Custodian") in the name of the Grantee. Except as provided in Section 2, Grantee shall have, with respect to the

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shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Custodian will take such action as is necessary and appropriate to enable the Grantee to vote the Restricted Stock. All cash dividends received by the Custodian, if any, with respect to the Restricted Stock will be remitted to the Grantee at the time the Restricted Stock is distributed. Stock dividends issued with respect to the Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares of Restricted Stock. Notwithstanding the foregoing, no voting or dividend rights shall inure to the Grantee following the forfeiture of the Restricted Stock pursuant to Section 5.

      Section 5. Restrictions; Forfeiture. Prior to the vesting of any Restricted Stock, Grantee is prohibited from selling, transferring, pledging, assigning or otherwise encumbering such unvested Restricted Stock. Upon (i) the termination of Grantee's employment with the Company or its Subsidiaries, whether voluntary or involuntary (including, except as noted below, by death or disability), except for termination by reason of Normal or Early Retirement, or
(ii) upon the sale, transfer, pledge, assignment or other encumbrance of any unvested Restricted Stock in violation of the preceding sentence, that portion of Grantee's Restricted Stock that has not previously vested shall be immediately forfeited. If, however, Grantee's employment with the Company or its Subsidiaries terminates by reason of Normal Retirement or Early Retirement or if Grantee dies during a period when Grantee could have terminated his employment by reason of Normal Retirement or Early Retirement, that portion of the Grantee's Restricted Stock that has not previously vested shall continue to vest in accordance with the term set out pursuant to Section 2.

      Section 6. Governing Provisions. This Agreement is made under and subject to the provisions of the Plan, and all of the provisions of the Plan are also provisions of this Agreement. If there is a difference or conflict between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan will govern. By signing this Agreement, the Grantee confirms that he or she has received a copy of the Plan.

      Section 7. Tax Election. The Grantee may, but is not required to, elect to apply the tax rules of Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), to the issuance of the Restricted Stock. If the Grantee makes an affirmative election under Section 83(b) of the Code, the Grantee will notify the Company within 90 days after making such election.

      Section 8. Tax Withholding. The Company may withhold from any distribution of Restricted Stock an amount of Common Stock equal to such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation, unless the Company agrees to accept a payment of cash in the amount of such withholding taxes.

      Section 9. Change of Control. Upon a Change in Control (as defined in the
Plan), all restrictions under the Plan and the Agreement with respect to the Restricted Stock, including the restriction on transfer set forth in Sections 5 and 11(g) hereof, shall automatically expire and be of no

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 further force or effect.

      Section 10. Legend. Each certificate representing Restricted Stock shall bear a legend in substantially the following form:

            THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS (INCLUDING FORFEITURE AND RESTRICTIONS AGAINST TRANSFER) CONTAINED IN THE BRIGHT HORIZONS FAMILY SOLUTIONS, INC. AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN (THE "PLAN") AND THE RESTRICTED STOCK AGREEMENT (THE "AGREEMENT") BETWEEN THE OWNER OF THE RESTRICTED STOCK REPRESENTED HEREBY AND BRIGHT HORIZONS FAMILY SOLUTIONS, INC. (THE "COMPANY"). THE RELEASE OF SUCH STOCK FROM SUCH TERMS AND CONDITIONS SHALL BE MADE ONLY IN ACCORDANCE WITH THE PROVISIONS OF THE PLAN AND THE AGREEMENT, COPIES OF WHICH ARE ON FILE AT THE COMPANY.

      Section 11. Miscellaneous.

            a. Entire Agreement. This Agreement and the Plan contain the entire understanding and agreement between the Company and the Grantee concerning the Restricted Stock granted hereby, and supersede any prior or contemporaneous negotiations and understandings. The Company and Grantee have made no promises, agreements, conditions, or understandings relating to the Restricted Stock, either orally or in writing, that are not included in this Agreement and the Plan.

            b. Employment. By establishing the Plan, granting awards under the Plan, and entering into this Agreement, the Company does not give the Grantee any right to continue to be employed by the Company or to be entitled to any remuneration or benefits not set forth in this Agreement or the Plan. None of the provisions of this Agreement or the Plan will interfere with or limit the right of the Company to terminate the Grantee's employment at any time.

            c. Captions. The captions and section numbers appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of this Agreement.

            d. Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company and the Grantee will be deemed an original and all of

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      which together will be deemed the same Agreement.

            e. Notice. Any notice or communication having to do with this Agreement must be given by personal delivery or by certified mail, return receipt requested, addressed, if to the Company, to the principal office of the Company, and, if to the Grantee, to the Grantee's last known address provided by the Grantee to the Company.

            f. Amendment. This Agreement may be amended by the Company, provided that unless the Grantee consents in writing, the Company cannot amend this Agreement if the amendment will materially change or impair the Grantee's rights under this Agreement and such change is not to the Grantee's benefit.

            g. Succession and Transfer. Each and all of the provisions of this Agreement are binding upon and inure to the benefit of the Company and the Grantee and their heirs, successors, and assigns. However, neither the Restricted Stock nor this Agreement is transferable prior to the Vested Date.

            h. Governing Law. This Agreement shall be governed and construed exclusively in accordance with the laws of the State of Delaware applicable to agreements to be performed in the State of Delaware.

                       [Signature Page on Following Page]

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      IN WITNESS WHEREOF, the Company and Grantee have executed this Agreement to be effective as of _________, 20__.

                                         BRIGHT HORIZONS FAMILY SOLUTIONS, INC.

                                         By:
                                            ___________________________________

                                         Name:
                                            ___________________________________

                                         Title:
                                            ___________________________________

                                         Received:

                                         Name of Grantee
                                            ___________________________________

                                         Signature of Grantee
                                            ___________________________________

                                         Date
                                            ___________________________________

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